U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐	Definitive Information Statement

CENTRAL WIRELESS, INC.
(Name of the Company as Specified in its Charter)

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INFORMATION STATEMENT

June 13, 2007

Central Wireless, Inc.
20 Addison Avenue
Franklin, MA 02038

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Central Wireless, Inc., a Utah corporation (the "Company"), to the holders of record at the close of business on June 21, 2007 ("Record Date") that were not solicited by the Company, of the Company's outstanding common voting stock, par value $0.001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

This Information Statement informs shareholders of actions taken and approved on April 17, 2007 by the principal shareholders of the Company’s common stock including, Kenneth M. Brand, Earl Ingarfield and New Century Capital Consultants, Inc. (collectively, the “Majority Shareholders”). The Majority Shareholders are the beneficial owners of approximately 997,325,001 shares of Common Stock and own or control approximately 51.035% of the issued and outstanding shares. The only business of the meeting was as follows:

(1) To increase the authorized shares of Common Stock to twenty billion (20,000,000,000);
and

   (2) Ratify that certain Share Exchange Agreement dated April 17, 2007.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO
SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Company's Majority Shareholders are the beneficial owners of approximately 51.035% of the issued and outstanding shares of the Company's $.001 par value common voting stock (the "Common Stock"). The Majority Shareholders have voted for the Company to enter into that certain Share Exchange Agreement dated April 17, 2007 and to increase the authorized shares of the Common Stock of the Company to twenty billion (20,000,000,000) shares. The Company has received the executed Written Consent from a majority of stockholders, effective on April 17, 2007. A complete summary of each of these matters is set forth herein.

The stockholders of record at the close of business on June 21, 2007 are being furnished copies of this Information Statement. This Information Statement is being mailed to the stockholders of the Company, commencing on or about _______.

Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing the Company’s stockholders, in the manner required under the Exchange Act, of these corporate actions.

This Information Statement is circulated to advise the Company’s shareholders of actions already approved by written consent of the Majority Shareholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Exchange Act the proposals will not be effective until 20 days after the date this Information Statement is preliminarily filed with the Securities and Exchange Commission and a definitive Information Statement mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

DISSENTERS' RIGHTS

Pursuant to the Utah Code, the Company's stockholders are not entitled to appraisal rights with respect to the actions described herein, and the Company will not independently provide stockholders with any such right.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY
STOCKHOLDER APPROVAL HAS BEEN PREVIOUSLY OBTAINED
FROM THE MAJORITY SHAREHOLDERS

CONSENTING SHAREHOLDERS

As of June 1, 2007, the Company had 1,954,192,451 issued and outstanding shares of Common Stock which are entitled to one vote on any matter brought to a vote of the Company's stockholders. By written consent in lieu of a meeting, dated April 17, 2007, the Board of Directors and a majority of stockholders:

(1) Increased the authorized shares of Common Stock to twenty billion (20,000,000); and

(2) Ratified that certain share exchange agreement dated April 17, 2007.

On April 17, 2007, the following Consenting Shareholders, who collectively owned approximately 997,325,001 shares, or 51.035% of our Common Stock, consented, by irrevocable proxy agreeing to vote in favor of the transactions contemplated in that certain Share Exchange Agreement, dated April 17, 2007, to the proposed actions, by:

Present Issued and Outstanding	1,954,192,451	100%
Name of Consenting Shareholder	Shares Eligible	Percent
Earl Ingarfield	115,000,000	5.88%
Kenneth M. Brand	842,325,001	43.10%
New Century Capital Consultants, Inc.	40,000,000	2.05%
Total Effective Votes	997,325,001	51.03%

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

- Advising shareholders of the action taken by written consent pursuant to Utah Law, and

- Giving shareholders advance notice of the actions taken, as required by the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2007, the number of shares of Common Stock which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Voting Stock, and “Affiliates” of the Company, (ii) each director, (iii) each executive officer and affiliate and (iv) all directors and executive officers as a group. As of June 1, 2007, there were a total of 1,954,192,451 shares of our Common Stock, and no shares of Preferred, issued and outstanding.

The following table sets forth the security ownership of executive officers, directors and certain beneficial owners of more than five percent (5%) of issuer's voting securities as of June 1, 2007. Unless otherwise stated by footnote, the Company believes the shares indicated were held directly.

Title of	Name and Address	Beneficial	*Eligible to	*Percent of
Class	of Beneficial Owner	Ownership	Vote	Class

Common	Kenneth W. Brand	847,326,001	847,326,001	43.38%
	2930 Sunnyside Street
	Sarasota, FL 34239

 ________________

*	Percent of Class is calculated on shares that are Eligible to Vote.
**	Persons in the preceding table, and corresponding footnotes, are also part of and bound by an irrevocable proxy, along with other shareholders.

INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

On April 18, 2007, the Board of Directors of the Company (the “Board of Directors”) and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Articles of Incorporation to increase the authorized Common Stock from 2,000,000,000 to 20,000,000,000 shares. The text of the Amended and Restated Articles of Incorporation is attached hereto as Appendix A.

RATIFICATION OF SHARE EXCHANGE AGREEMENT

The Board of Directors and the stockholders of the company have approved that certain share exchange, entered into by the Company on April 17, 2007, with Summit Medical Technologies, Inc., a New Hampshire corporation (“Summit”), pursuant to which Summit transferred to the Company 19,500,160 shares of Summit common stock, no par value per share (“Common Stock”), and the Company transferred to Summit 100 shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Exchange Agreement”). The Company’s Series A Preferred Stock is convertible into an aggregate of 11,073,757,200 shares of the Company’s common stock, $.001 par value per share, upon the twentieth (20th) day after the mailing of a Definitive Schedule 14C Information Statement to the Central shareholders pursuant to the terms and conditions set forth in the Exchange Agreement. The Exchange Agreement contains various representations, warranties, covenants and agreements, and indemnity obligations of the parties.

Summit Medical Technologies is a medical sales and distribution company focusing in the safety and intravenous therapy markets.

Further, upon the effective date of the Exchange Agreement, the officers and directors of Summit became the officers and directors of Central. Specifically, Michael Merchant, an officer and director of Summit, is now an officer and director of Central.

MATERIAL INCORPORATED BY REFERENCE

The Company's Annual Report on Form 10-KSB as amended for the year ended December 31, 2005 and the Company's Unaudited Quarterly Reports on Form 10-QSB for the periods ended September 30, 2005, June 30, 2005 and March 31, 2005, as amended, respectively, and the Company’s Form 8-K filed with the Securities and Exchange Commission on June 11, 2007, are incorporated herein by reference.

Additional Information

If you have any questions about the actions described above, you may contact Michael Merchant, President, 20 Addison Ave., Franklin, MA 02038, telephone (508) 528-3065.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Michael Merchant
MichaelMerchant, President,
Chief Financial Officer and
Chairman

June 13, 2007

Appendix A

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
CENTRAL WIRELESS, INC.

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation (the “Corporation”), hereby adopts the following amendment to its Articles of Incorporation:

The first paragraph of Article IV shall be amended to read as follows:

ARTICLE IV - AUTHORIZED SHARES

The total number of shares of stock which the Corporation shall have authority to issue is twenty billion (20,000,000,000) shares of common stock, having a par value of $0.001 per share.

The foregoing amendment was adopted on April 17, 2007. The number of issued and outstanding shares entitled to vote on these Amendments to the Articles of Incorporation was 1,954,192,451 of which 997,325,001 voted in favor and none opposed.

IN WHITNESS WHEREOF, the foregoing Amendment to the Articles of Incorporation has been executed this 17th Day of April 2007.

CENTRAL WIRELESS, INC.

By: /s/ Michael Merchant Name: Michael Merchant Title: Chief Executive Officer & Director